EXHIBIT 99.1

Epiq Systems, Inc. Announces Third Quarter 2009 Results; Bankruptcy Segment Reports Second Consecutive Quarter of 93% Operating Revenue Growth

KANSAS CITY, Kan., Oct. 26, 2009 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the third quarter of 2009 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $51.1 million compared to $51.8 million for the same period last year. September 30, 2009 year-to-date operating revenue was $160.9 million, up 5% compared to $152.7 million for the prior year. Operating revenue reflects record Bankruptcy segment results, led by Chapter 11 year-to-date growth of 156% compared to the prior year, as well as the expected impact in the Settlement Administration segment of the wind down of the major analog-to-digital television conversion contract that was substantially completed during the second quarter of 2009.

Net income for the third quarter of 2009 was $4.9 million, $0.12 per share, up 22% compared to $4.0 million, $0.10 per share, for the year ago quarter. September 30, 2009 year-to-date net income was $11.0 million, $0.28 per share, up 13% compared to $9.8 million, $0.26 per share, for the prior year. Bankruptcy segment operating revenue, which carries the highest non-GAAP adjusted EBITDA margin of all segments at 52% year-to-date, increased to 42% of 2009 year-to-date operating revenue compared to 26% last year, resulting in higher profit levels and improved operating margins in 2009 versus the prior year.

Third quarter 2009 net cash provided by operating activities was $6.5 million, up 123% compared to $2.9 million for the year ago quarter. September 30, 2009 year-to-date net cash provided by operations was $27.5 million, up 52% compared to $18.1 million for the prior year. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, the effect of tax adjustments that are outside of the company's anticipated effective tax rate, and capitalized loan fee amortization, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition expense). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the third quarter of 2009 was $6.8 million, $0.17 per share, up 16% compared to $5.8 million, $0.15 per share, for the year ago quarter. September 30, 2009 year-to-date non-GAAP net income was $19.9 million, $0.50 per share, up 16% compared to $17.1 million, $0.44 per share, for the prior year.

Third quarter 2009 non-GAAP adjusted EBITDA was $16.1 million, up 10% compared to $14.6 million for the year ago quarter. September 30, 2009 year-to-date non-GAAP adjusted EBITDA was $47.1 million, up 12% compared to $42.1 million for the prior year.

Operating revenue for the Bankruptcy segment for the third quarter of 2009 was $25.4 million, up 93% compared to $13.2 million for the year ago quarter. September 30, 2009 year-to-date operating revenue was $66.8 million, up 71% compared to $39.0 million in the prior year. Non-GAAP adjusted EBITDA was $13.8 million for the third quarter of 2009, up 106% compared to $6.7 million for the year ago quarter. September 30, 2009 year-to-date non-GAAP adjusted EBITDA was $34.7 million, up 47% compared to $23.6 million in the prior year, which included a $3.5 million cash gain on interest rate floor options. Excluding the prior year one-time cash gain on interest rate floor options, year-to-date 2009 non-GAAP adjusted EBITDA increased 73% compared to the prior year. The strong financial results for the segment relate to an increase in Chapter 11 filings and retentions, which have generated a 156% year-to-date increase in corporate restructuring operating revenue compared to the prior year.

Operating revenue for the Electronic Discovery segment for the third quarter of 2009 was $12.2 million compared to $15.1 million for the year ago quarter. September 30, 2009 year-to-date operating revenue was $40.5 million compared to $44.6 million in the prior year. Third quarter 2009 non-GAAP adjusted EBITDA was $3.3 million compared to $6.7 million for the year ago quarter. September 30, 2009 year-to-date non-GAAP adjusted EBITDA was $12.6 million compared to $21.1 million in the prior year. The quarter and year-to-date segment results include the effects of organic investment of new service offerings, geographic expansion into new markets, the impacts of the current economic conditions and pricing pressures in the industry. It is anticipated that as the global economy recovers, this market segment will experience increased case activity levels resulting in increased spending.

Operating revenue for the Settlement Administration segment for the third quarter of 2009 was $13.6 million compared to $23.5 million in the year ago quarter. September 30, 2009 year-to-date operating revenue was $53.5 million compared to $69.0 million in the prior year. Non-GAAP adjusted EBITDA was $4.6 million for the third quarter of 2009 compared to $6.7 million for the year ago quarter. September 30, 2009 year-to-date non-GAAP adjusted EBITDA was $16.6 million, compared to $13.5 million in the prior year. The decline in third quarter operating revenue and non-GAAP adjusted EBITDA was related to the major analog-to-digital television conversion contract that was launched in the fourth quarter of 2007 and which, as expected, was substantially completed during the second quarter of 2009.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "We continue to experience excellent growth in bankruptcy revenue, highlighted by major contributions from a significant portfolio of corporate restructuring Chapter 11 engagements. Third quarter 2009 Bankruptcy segment operating revenue set a new all-time record, surpassing the second quarter of 2009, which is now the second-strongest quarterly result. Chapter 11 corporate restructuring engagements are generally long-term, multi-year assignments that are characterized by a recurring revenue component and revenue visibility into future periods. In addition, Chapter 7 bankruptcy trustee services aggregate deposit balances continue to exhibit growth and strength, with a 26% year-to-date increase versus the prior year. As we consider these variables combined with continued strong bankruptcy filings and an anticipated future increase in short term interest rates, the Bankruptcy segment is poised for continued growth through the remainder of 2009 and in 2010."

Recent key events include:

 * Within the Bankruptcy segment, Chapter 11 operating revenue increased 156% during the first nine months of 2009 compared to the same period last year. New third quarter client retentions included companies such as Samsonite Company Stores, Bashas',
   Basin Water, Luna Innovations, Finlay Enterprises, and Holley
   Performance Products.

 * During the National Association of Bankruptcy Trustees Annual
   Seminar, we premiered the next generation version of TCMS(R), our comprehensive trustee case management system, which is scheduled for release in 2010. Utilizing the latest technology available, the new release of TCMS(R) will provide a modernized user
   interface and significant value-added features including
   customized one click buttons, advanced search capabilities and integration with Microsoft Outlook.

 * As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,306,315 for the 12 month period ended June 30, 2009, up 35% versus the same period in 2008.
   During this period, Chapter 7 filings were up 47%, Chapter 11 filings were up 91%, and Chapter 13 filings were up 12%. The quarter ending June 30, 2009 represented the highest quarterly filing period since the Bankruptcy Abuse Prevention and Consumer
   Protection Act of 2005 was enacted.

 * We launched IQ Review(TM), a revolutionary combination of new intelligent technology and expert services which incorporates new prioritization technology into DocuMatrix(TM), our flagship document management platform. With the ability to "learn" from a legal expert, IQ Review(TM) determines patterns in content across all data, rates each document, and fast tracks the most
   responsive documents to the beginning of the review -- the result is more cost effective prioritized reviews.

Conference Call

The company will host a conference call today at 3:30 p.m. Central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (888) 481-2845 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through November 26, 2009 beginning approximately two hours after the call ends. To access the recording, please call (888) 203-1112 and enter passcode 7692044.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

(Tables follow)

                          EPIQ SYSTEMS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                    Three months       Nine months
                                       ended              ended
                                     Sept. 30,          Sept. 30,
                                  ----------------  ------------------
                                    2009     2008     2009      2008
                                  -------  -------  --------  --------
 REVENUE:
   Case management services       $33,356  $33,576  $103,702  $ 98,300
   Case management bundled
    products and services           3,877    4,488    10,680    14,242
   Document management services    13,874   13,768    46,477    40,129
                                  -------  -------  --------  --------
     Operating revenue before
      reimbursed direct costs      51,107   51,832   160,859   152,671
   Operating revenue from
    reimbursed direct costs         6,702    7,051    23,968    20,065
                                  -------  -------  --------  --------
     Total Revenue                 57,809   58,883   184,827   172,736
                                  -------  -------  --------  --------

 OPERATING EXPENSES:
   Direct cost of services
    (exclusive of depreciation
    and amortization shown
    separately below)              17,966   19,526    57,359    62,791
   Direct cost of bundled products
    and services (exclusive of
    depreciation and amortization
    shown separately below)           916      910     2,626     2,765
   Reimbursed direct costs          6,660    6,986    23,742    19,988
   General and administrative      18,197   17,865    60,348    51,165
   Depreciation and software
    and leasehold amortization      4,763    4,273    13,829    11,836
   Amortization of identifiable
    intangible assets               1,828    2,271     5,582     6,874
   Other operating expense
    (income)                          127        1       611    (1,511)
                                  -------  -------  --------  --------
     Total Operating Expenses      50,457   51,832   164,097   153,908
                                  -------  -------  --------  --------

 INCOME FROM OPERATIONS             7,352    7,051    20,730    18,828
                                  -------  -------  --------  --------

 INTEREST EXPENSE (INCOME):
   Interest expense                   339      406     1,077     1,338
   Interest income                    (56)     (39)     (107)     (219)
                                  -------  -------  --------  --------
     Net Interest Expense             283      367       970     1,119
                                  -------  -------  --------  --------

 INCOME BEFORE INCOME TAXES         7,069    6,684    19,760    17,709

 PROVISION FOR INCOME TAXES         2,200    2,690     8,727     7,904
                                  -------  -------  --------  --------

 NET INCOME                       $ 4,869  $ 3,994  $ 11,033  $  9,805
                                  =======  =======  ========  ========
 NET INCOME PER SHARE
  INFORMATION:
   Net income per share - Diluted $  0.12  $  0.10  $   0.28  $   0.26

 WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - DILUTED           41,938   41,120    41,909    41,368

                          EPIQ SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Sept. 30,   Dec. 31,
                                                     2009       2008
                                                  ----------  --------
                                                  (Unaudited)
                                ASSETS

 ASSETS:
   Cash and cash equivalents                        $ 28,260  $ 19,006
   Trade accounts receivable, net                     52,364    48,540
   Property and equipment, net                        37,527    39,951
   Goodwill                                          264,237   263,871
   Other intangibles, net                             21,347    26,851
   Other                                              24,395    20,727
                                                  ----------  --------

 TOTAL ASSETS                                       $428,130  $418,946
                                                  ==========  ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
   Accounts payable                                 $  6,872  $ 12,781
   Indebtedness                                       55,120    61,222
   Other liabilities                                  45,975    44,448
 STOCKHOLDERS' EQUITY                                320,163   300,495
                                                  ----------  --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $428,130  $418,946
                                                  ==========  ========

                          EPIQ SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)

                                     Three months       Nine months
                                        ended             ended
                                       Sept. 30,         Sept. 30,
                                   ----------------  -----------------
                                     2009     2008     2009     2008
                                   -------  -------  -------- --------
 CASH FLOWS FROM OPERATING
  ACTIVITIES:
   Net income                      $ 4,869  $ 3,994  $ 11,033 $  9,805
   Non-cash adjustments to
    net income:
    Depreciation and amortization    6,591    6,544    19,411   18,710
    Other, net                       4,892    1,102     9,886    2,579
   Changes in operating assets
    and liabilities, net            (9,807)  (8,705)  (12,795) (13,026)
                                   -------  -------  -------- --------
     Net cash provided by
      operating activities           6,545    2,935    27,535   18,068
                                   -------  -------  -------- --------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Cash paid for business
    combinations, net                   --      (50)       --   (4,762)
   Property and equipment,
    software and other              (4,368)  (6,027)  (14,661) (17,468)
                                   -------  -------  -------- --------
     Net cash used in investing
      activities                    (4,368)  (6,077)  (14,661) (22,230)
                                   -------  -------  -------- --------

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Net payments on indebtedness    (1,721)    (767)   (5,040)  (3,389)
    Other                             (511)    (402)    1,354    1,054
                                   -------  -------  -------- --------
     Net cash used in financing
      activities                    (2,232)  (1,169)   (3,686)  (2,335)
                                   -------  -------  -------- --------

     Effect of exchange rate
      changes on cash                  100     (102)       66     (102)
                                   -------  -------  -------- --------

 NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS             $    45  $(4,413) $  9,254 $ (6,599)
                                   =======  =======  ======== ========

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                                      Three months       Nine months
                                         ended             ended
                                       Sept. 30,          Sept. 30,
                                    ----------------  ----------------
                                     2009      2008     2009     2008
                                    -------  -------  -------  -------

 NET INCOME                         $ 4,869  $ 3,994  $11,033  $ 9,805
 Plus:
   Depreciation and amortization      6,591    6,544   19,411   18,710
   Share-based compensation           2,048    1,043    6,304    2,439
   Acquisition expense                  127        1      634      860
   Expenses related to
    financing, net                      283      367      970    1,119
   Realized gain on interest
    rate floors                          --       --       --    1,273
   Provision for income taxes         2,200    2,690    8,727    7,904
                                    -------  -------  -------  -------
                                     11,249   10,645   36,046   32,305
                                    -------  -------  -------  -------
 NON-GAAP ADJUSTED EBITDA           $16,118  $14,639  $47,079  $42,110
                                    =======  =======  =======  =======

                          EPIQ SYSTEMS, INC.
                          BANKRUPTCY SEGMENT
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                                      Three months      Nine months
                                         ended            ended
                                        Sept. 30,        Sept. 30,
                                    ----------------  ----------------
                                     2009     2008      2009     2008
                                    -------  -------  -------  -------

 SEGMENT PERFORMANCE MEASURE        $13,813  $ 6,691  $34,735  $20,129
   Realized gain on
    interest rate floors                 --       --       --    3,465
                                    -------  -------  -------  -------
 NON-GAAP ADJUSTED EBITDA           $13,813  $ 6,691  $34,735  $23,594
                                    =======  =======  =======  =======

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                          NON-GAAP NET INCOME
                            (In thousands)
                              (Unaudited)

                                       Three months      Nine months
                                          ended            ended
                                         Sept. 30,        Sept. 30,
                                      --------------  ----------------
                                       2009    2008     2009     2008
                                      ------  ------  -------  -------

 NET INCOME                           $4,869  $3,994  $11,033  $ 9,805
 Plus (net of tax):
   Amortization of acquisition
    intangibles                        1,106   1,374    3,377    4,159
   Share-based compensation            1,576     643    4,877    1,534
   Acquisition expense                    77       1      384      520
   Effective tax rate                   (628)     16      823      820
   Loan fee amortization                  52      62      156      223
   Mark-to-market adjustments           (244)   (244)    (731)    (731)
   Realized gain on interest
    rate floors                           --      --       --      770
                                      ------  ------  -------  -------
                                       1,939   1,852    8,886    7,295
                                      ------  ------  -------  -------
 NON-GAAP NET INCOME                  $6,808  $5,846  $19,919  $17,100
                                      ======  ======  =======  =======

                          EPIQ SYSTEMS, INC.
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                              (Unaudited)

                                           Three months   Nine months
                                              ended         ended
                                             Sept. 30,     Sept. 30,
                                           ------------- -------------
                                            2009   2008   2009   2008
                                           ------ ------ ------ ------

 EPS (on a diluted basis)                  $ 0.12 $ 0.10 $ 0.28 $ 0.26
 Plus (net of tax):
   Amortization of acquisition
    intangibles                              0.03   0.04   0.08   0.11
   Share-based compensation                  0.04   0.02   0.12   0.04
   Acquisition expense                         --     --   0.01   0.01
   Effective tax rate                       (0.01)    --   0.02   0.02
   Loan fee amortization                       --     --     --     --
   Mark-to-market adjustments               (0.01) (0.01) (0.01) (0.02)
   Realized gain on interest rate floors       --     --     --   0.02
                                           ------ ------ ------ ------
                                             0.05   0.05   0.22   0.18
                                           ------ ------ ------ ------
 NON-GAAP EPS (on a diluted basis)         $ 0.17 $ 0.15 $ 0.50 $ 0.44
                                           ====== ====== ====== ======

                          EPIQ SYSTEMS, INC.
                            EPS CALCULATION
                 (In thousands, except per share data)
                              (Unaudited)

                                       Three months     Nine months
                                          ended            ended
                                         Sept. 30,        Sept. 30,
                                     ---------------- ----------------
                                      2009      2008   2009      2008
                                     -------  ------- -------  -------

 NET INCOME                          $ 4,869  $ 3,994 $11,033  $ 9,805
   Interest expense adjustment for
    convertible debt                     305      305     904      908
   Net income re-allocated to
    nonvested shares                     (21)      --     (56)      --
                                     -------  ------- -------  -------
 NET INCOME ADJUSTED FOR DILUTED
  CALCULATION                        $ 5,153  $ 4,299 $11,881  $10,713
                                     =======  ======= =======  =======

 NON-GAAP NET INCOME                 $ 6,808  $ 5,846 $19,919  $17,100
   Interest expense adjustment for
    convertible debt                     305      305     904      908
   Net income re-allocated to
    nonvested shares                     (21)      --     (56)      --
                                     -------  ------- -------  -------
 NON- GAAP NET INCOME ADJUSTED FOR
  DILUTED CALCULATION                $ 7,092  $ 6,151 $20,767  $18,008
                                     =======  ======= =======  =======

 BASIC WEIGHTED AVERAGE SHARES        35,917   35,512  35,793   35,409
   Adjustment to reflect
    share-based awards                 1,738    1,322   1,831    1,673
   Adjustment to reflect convertible
    debt shares                        4,283    4,286   4,285    4,286
                                     -------  ------- -------  -------
 DILUTED WEIGHTED AVERAGE SHARES      41,938   41,120  41,909   41,368
                                     =======  ======= =======  =======

 NET INCOME PER SHARE - DILUTED      $  0.12  $  0.10 $  0.28  $  0.26
                                     =======  ======= =======  =======

 NON-GAAP NET INCOME PER SHARE
  - DILUTED                          $  0.17  $  0.15 $  0.50  $  0.44
                                     =======  ======= =======  =======

CONTACT:  Epiq Systems
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com